UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2020

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-9852	11-1797126
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 University Avenue, Westwood, Massachusetts 02090

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (781) 332-0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.10 par value	CCF	NYSE American

Section 5 - Corporate Governance and Management

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2020, the Board of Directors of the Chase Corporation (the “Board”) elected Joan Wallace-Benjamin to the Board, effective immediately. Dr. Wallace-Benjamin, currently the founder and president of J Wallace-Benjamin Consulting LLC, an executive coaching practice, since 2019, has a 38-year career in senior executive roles, 27 of which she served as a Chief Executive Officer in the non-profit, governmental, and private sectors. Dr. Wallace-Benjamin last served for 15 years, through 2018, as the President and CEO of The Home for Little Wanderers, which is America’s oldest and one of New England’s largest child and family services organizations. She also served as the President and CEO of the Urban League of Eastern Massachusetts. She was the Director of Operations for the Boys and Girls Clubs of Boston; served as an executive search consultant with Whitehead Mann, a global executive search firm headquartered in London; and as the first Chief of Staff for Massachusetts Governor Deval Patrick. It is not yet determined which committees Dr. Wallace-Benjamin may serve on.

On December 1, 2020, Chase Corporation was advised by Lewis P. Gack that he will not be standing for reelection to the Board of Directors. Mr. Gack’s resignation from the Board will be effective February 2, 2021, the date of the Company’s annual shareholders meeting. Mr. Gack’s resignation from the Board is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Gack has served as a member of the Board since 2002.

In light of the disruption and uncertainty created by the global COVID-19 pandemic and resulting impact on business conditions, on May 4, 2020, the Board and Compensation and Management Development Committee of the Board (the “Committee”) approved a temporary 20% reduction in the base salaries of named executive officers and the cash compensation of the non-employee members of the Board, including those on the Committee. On December 1, 2020, the Board approved the end of the temporary 20% reduction in the base salaries of the named executive officers and the cash compensation of the non-employee members of the Board, including those on the Committee. The restoration of salaries and cash compensation will be deemed effective September 1, 2020, with retroactive payments covering the period of September 1, 2020 through December 1, 2020 being made to the affected named executive officers and the non-employee members of the Board.

Section 8 - Other Items

Item 8.01 — Other Items

On October 14, 2020, the independent members of the Board of Directors of Chase Corporation (the “Company”) unanimously appointed Dana Mohler-Faria as Lead Independent Director of the Board. As Lead Independent Director, Dr. Mohler-Faria will assume all duties and responsibilities of that position, including presiding over executive sessions of independent directors and assisting with setting agendas for Board meetings. Dr. Mohler-Faria has served as a member of the Board since 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: December 4, 2020	By:	/s/ Christian J. Talma
Christian J. Talma
Treasurer and Chief Financial Officer